As filed with the Securities and Exchange Commission on November 15, 2001

                                                      Registration No. 333-69134

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                               AMENDMENT No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      7389                  22-2365834
 (State or other jurisdiction of     (Primary Standard       (I.R.S. Employer
  incorporation or organization)  Industrial Classification  Identification No.)
                                      Code Number)

                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ----------------

                                  GREG MANNING
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                    COPY TO:

                            SCOTT S. ROSENBLUM, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

      Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling shareholders after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                           Proposed
     Title of Shares         Number of     Maximum      Proposed      Amount
    to be Registered          Shares       Offering     Maximum         of
                               to be        Price       Aggregate   Registration
                            Registered    Per Share   Offering Price    Fee
-------------------------------------------------------------------------------
Common stock, par value       300,000       $2.03(1)    $609,000.00   $152.25
$.01 per share (2)
-------------------------------------------------------------------------------
Common stock, par value      2,802,457      $1.79(3)     $5,016,399   $1,255.00
$.01 per share
-------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the common stock reported on the Nasdaq National Market on Wednesday, August 22, 2001.

(2)  Previously paid.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the common stock reported on the Nasdaq National Market on Tuesday, October 30, 2001.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 300,000 SHARES
                                2,802,457 SHARES

                           GREG MANNING AUCTIONS, INC.

                                  COMMON STOCK

      The shares of common stock of Greg Manning Auctions, Inc. ("GMAI") covered by this prospectus are being offered and sold by the selling shareholders: Greg Manning, who is President and Chief Executive Officer of GMAI, and Auctentia, S.A.

      GMAI's common stock is traded on the Nasdaq National Market under the symbol "GMAI".

      Investing in GMAI's common stock involves certain risks. See "Risk Factors" beginning on page 2.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is November 15, 2001.

                                TABLE OF CONTENTS


Risk Factors.................................................................2

Use of Proceeds..............................................................4

Selling Shareholders.........................................................4

Plan of Distribution.........................................................5

Legal Matters................................................................5

Experts......................................................................5

Additional Information ......................................................6

Incorporation by Reference...................................................6

                                  RISK FACTORS


      Investing in our common stock involves various risks. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock.

Recent Results of Operations

      We incurred a net loss of $16,323,000 for the fiscal year ended June 30, 2001. We are seeking to reduce operating expenses, optimize profitability and align resources with long-term business growth strategies, as well as to explore new sources of collectibles in an effort to increase margins and revenues from commissions. There can be no assurance, however, that these steps (or any others) will result in a significant improvement in our financial condition, on either a short or long-term basis particularly in light of generally unfavorable economic conditions and changes in the collectibles marketplace.

We may issue additional stock

      If our revenue fails to offset operating expenses in the future, we may be required to fund future operations through the sale of additional common stock, which could cause the market price of our stock to decline, as well as have a dilutive effect on the value of the common stock currently outstanding.

We may fail to obtain an adequate supply of collectibles to sell at auction

      The success of our business relies heavily on obtaining collectibles on consignment for sale at auction and, to a lesser extent, on our ability to purchase collectibles outright for sale at auction. The supply of collectibles we have available for sale from time to time is sometimes limited. For example, a decline in the price levels of, or the demand for, stamps, coins and other collectibles could result in a decrease in their dollar value when sold at auction, and this could make owners reluctant to consign collectibles for sale at auction. While we generally have not experienced a lack of collectibles preventing us from conducting appropriately-sized auctions on an a schedule acceptable to us, we cannot be sure that this will always be the case.

The loss of any of our executive officers or key personnel would likely have an adverse effect on our business

      Our future success depends to a significant extent on our retaining services of our senior management and other key personnel, particularly our President, Chairman and Chief Executive Officer, Greg Manning. Our business would be adversely affected if for any reason we failed to retain the services of Mr. Manning and failed to engage a suitable replacement.

Purchaser default could result in our owing considerable amounts of money to sellers

      We frequently grant credit to purchasers of goods sold at our auctions in order to allow them to take immediate possession of auctioned property on an open account basis, within established credit limits, and to make payment in the future, generally within 30 days. If any such purchaser fails to pay us, we nevertheless remain liable to the seller of the purchased property. Our aggregate potential exposure for purchaser default may at any given time be substantial.

Use of the Internet by consumers could grow more slowly or decline

      Our business will be adversely affected if use of the Internet by consumers, particularly purchasers of collectibles, does not continue to grow. A number of factors may inhibit consumers from using the Internet. These include inadequate network infrastructure, security concerns, inconsistent quality of service and a lack of cost-effective high-speed service. Even if Internet use grows, the Internet's infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, many Web sites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, use of the Internet, as well as use of our Web sites, could grow more slowly or decline.

Governmental regulation and taxation of the Internet is subject to change

      A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in there being enacted laws concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities, and jurisdictional issues. These laws could harm our business by increasing our cost of doing business or discouraging use of the Internet.

      In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed.

      Some local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the cost of communicating on the Internet could increase, and this could decrease the demand for our services and increase our cost of doing business.

Our business will suffer if we are unable to expand and promote our brand name

      We believe that establishing and maintaining our brand name is an important aspect of our efforts to expand our business. We also believe that brand recognition will become more important if, as we expect, the number of Internet sites grows and barriers to entry remain relatively low. If we fail to adequately promote and maintain our brand name, our financial performance will suffer.

We face substantial competition

      The business of selling stamps, coins and other collectibles at auction is highly competitive. We compete with a number of auction houses throughout the U.S. and overseas. While we believe that there is no dominant company in the stamp or coin auction or collectibles businesses in which we operate, we can give no assurances that other concerns with greater financial and other resources and greater name recognition will not enter the market. Among our primary competitors in the domestic and worldwide philatelic auction business are Matthew Bennett, Inc., Charles Shreve Galleries, Inc., H.R. Harmer, Robert
A. Siegel, Philatelists on Line and eBay. With respect to our sports trading card and sports memorabilia auction business, our primary competitors are Lelands, Mastro Auctions, Sotheby's, Collector's Universe and eBay. With respect to our coin operations, our primary competitors are Heritage, Stacks, Collector's Universe, Bower's and Merena, and Superior. With respect to our Hollywood rock `n' roll memorabilia business, our primary competitors are Butterfield's, Sotheby's and Christies.

      With respect to our Internet operations, the market for Internet products and services is highly competitive and there are no substantial barriers to entry. We expect that competition will continue to intensify. Many of our Internet competitors have more experience than we have maintaining Internet operations and have greater brand recognition.

Afinsa Bienes Tangibles, S.A. will be able to exercise significant control over our operations

      According to filings made with the Securities and Exchange Commission and our internal records, as of October 9, 2001, Afinsa Bienes Tangibles, S.A., through its subsidiary Auctentia, S.A. , beneficially owned 4,977,047 shares of our common stock, including 126,833 shares into which the 126,833 warrants held by Auctentia may be exercised. In addition, Mr. Albertino de Figueiredo, one of our directors and the Chairman and Chief Executive Officer of Afinsa, owns options to acquire 15,000 shares of our common stock, of which 11,250 are currently exercisable. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for common stock. In addition, Afinsa is in a position to impede transactions that may be desirable for other shareholders. It could, for example, make it more difficult for anyone to take control of us.

      Esteban Perez, a director of GMAI, is Chairman of the Board of Directors and Chief Executive Officer of Auctentia, S.A. Albertino de Figueiredo, also a director of GMAI, is Chairman of the Board of Afinsa Bienes Tangibles, S.A.


The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders

      The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders, including Mr. Manning and Auctentia, the selling shareholders under this prospectus

      The Tail Wind Fund Ltd. owns approximately 6% of our outstanding common stock, certain of which has been registered under the Securities Act and the balance of which is subject to certain registration rights.

      We have also registered 285,551 shares of our common stock issued on January 31, 2000 in a private placement to Amazon.com, Inc., as well as 25,000 shares of our common stock issuable upon exercise of a warrant issued to Amazon.com, Inc. in the same transaction.

      Warren Trepp, a former shareholder of Spectrum Numismatics International, Inc. whose stock we acquired in February 2000, owns approximately 7% of our outstanding common stock, which can be sold without substantial restriction.

Certain provisions of our restated certificate of incorporation and by-laws could limit the price that investors are willing to pay for our common stock

      Our restated certificate of incorporation and by-laws contain certain provisions that could make it more difficult for shareholders to effect certain corporate actions, and could make it more difficult for anyone to acquire control of us without negotiating with our board of directors. For example, the board of directors has the authority to issue shares of preferred stock with such rights and preferences as it may choose, and our board of directors is a classified board with staggered terms. These provisions could limit the price that investors might be willing to pay in the future for our common stock.


                                 USE OF PROCEEDS

      GMAI will not receive any proceeds from any sales of the shares.


                              SELLING SHAREHOLDERS

      Greg Manning, our President and Chief Executive Officer and Chairman of our Board of Directors, is offering for resale pursuant to this prospectus 300,000 shares of our common stock, of which 200,000 shares were acquired by him from us concurrently with our acquisition of the stock of Teletrade, Inc., and 100,000 of which were acquired by him in March 2000 in a secondary transaction. Mr. Manning has sole voting and investment power with respect to all his shares of our common stock offered for sale in this prospectus. Mr. Manning owns 1,600,000 shares of our common stock, representing approximately 13.9% of the total number of shares outstanding as of October 25, 2001(12,883,642) and options to acquire a total of 275,000 shares of our common stock, of which 187,500 are currently exercisable.

      Auctentia is offering for resale pursuant to this prospectus 2,802,457 shares of our common stock. Auctentia is a wholly-owned subsidiary of Afinsa Bienes Tangibles, S.A. Esteban Perez, a director of the Company, is Chairman of the Board of Directors and Chief Executive Officer of Auctentia. Albertino de Figueiredo, also a director of the Company, is Chairman of the Board of Afinsa and owns 50% of the outstanding shares of common stock of Afinsa.

      According to filings made with the Securities and Exchange Commission and our internal records, as of October 9, 2001, Auctentia beneficially owned 4,977,047 shares of our common stock, representing approximately 38.3% of the total number of shares outstanding at October 25, 2001, including 126,833 shares into which the 126,833 warrants held by Auctentia may be exercised. Auctentia and Afinsa share sole voting and investment power with respect to all of the shares of common stock being offered for sale by Auctentia in this prospectus.

      In the table below is information, as of October 25, 2001, regarding the beneficial ownership of the shares by the selling shareholders. The number of shares shown as beneficially owned by the selling shareholders represents all of the shares of common stock currently issued and to be issued upon conversion in full of all of the convertible securities described above.

       The information regarding the selling shareholders' beneficial ownership after this offering assumes that all shares of common stock offered by the selling shareholders through this prospectus are actually sold. The presentation is based on 12,883,642 shares of our common stock outstanding as of October 25, 2001.


                         Number of Shares of     Number of Shares     Common Stock
                         Common Stock            of Common Stock      Beneficially Owned
                         Beneficially Owned                           After Offering
--------------------------------------------------------------------------------------------
Selling Shareholder      Prior to the Offering   Offered              Number      Percentage
--------------------------------------------------------------------------------------------
Greg Manning                  1,787,500          300,000             1,300,000     11.4%

Auctentia, S.A.               4,977,047          2,802,457           2,174,590     16.7%


      The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them hereby will be the purchase price of common stock less discounts and commissions, if any.

      Certain of the other shares of common stock owned by the selling shareholders are covered by other registration statements.


                              PLAN OF DISTRIBUTION

      The selling shareholders, which term includes their respective successors, transferees, pledgees or donees, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      The common stock may be sold by the selling shareholder in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions (1) on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or (5) through the settlement of short sales. In connection with the sale of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the common stock and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

      The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

      Our outstanding common stock is listed for trading on the Nasdaq National Market under the symbol "GMAI".

      Any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

      To the extent required, the common stock to be sold, the respective purchase prices and the public offering prices, the name of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

      We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the selling shareholders may be required to make in respect of such liabilities.

                                  LEGAL MATTERS

      Certain legal matters in connection with the shares of our common stock offered for resale in this prospectus have been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. A member of that firm is a director of GMAI and owns 4,000 shares of GMAI common stock and options granted pursuant to our stock option plans to acquire an additional 45,000 shares of our common stock (options for 33,750 of those shares are currently exercisable).


                                     EXPERTS

      Amper, Politziner & Mattia P.A., independent public accountants, audited our consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement, as indicated in their report with respect thereto. These documents are incorporated by reference herein in reliance upon the authority of Amper, Politziner & Mattia P.A. as experts in accounting and auditing in giving the report.


                             ADDITIONAL INFORMATION

      We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

      For further information with respect to us and the common stock we are offering, please refer to the registration statement. A copy of the registration statement can be inspected by anyone without charge at the public reference room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60601. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of these materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the Commission.

      Our common stock is quoted for trading on the Nasdaq National Market, and you may inspect at the offices of the Nasdaq National Market, located at 1735 K Street, N.W., Washington, D.C. 20006, the registration statement relating to the common stock offered by this prospectus, reports filed by us under the Exchange Act, and other information concerning us.


                           INCORPORATION BY REFERENCE

      Incorporated by reference into this prospectus is the information set forth in the following documents:

o    our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001;

o our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2001;

o    our Current Report on Form 8-K filed June 25, 2001;

o    our Current Report on Form 8-K filed February 27, 2001;

o the description of our capital stock set forth in our Registration Statement under the Exchange Act;

o all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

o all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

      We will furnish to any person to whom this prospectus is delivered, without charge, a copy of these documents upon written or oral request to Martha Husick, Corporate Secretary, 775 Passaic Avenue, West Caldwell, New Jersey 07006, tel. (973) 882-0004. A copy of any exhibits to these documents will be furnished to any shareholder upon written or oral request and payment of a nominal fee.

No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.


                                 300,000 SHARES


                                2,802,457 SHARES


                           GREG MANNING AUCTIONS, INC.


                                  COMMON STOCK

                          -----------------------------

                                   PROSPECTUS

                           --------------------------

                            __________________, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:


                                                                       Total
                                                                       -----

SEC registration fee (actual) .......................................$1,407.25
Accounting fees and expenses ........................................$1,000.00
Legal fees and expenses..............................................$2,000.00
Printing and engraving expenses......................................$1,000.00
Miscellaneous expenses...............................................$1,000.00


Item 15.  Indemnification of Directors and Officers

      Our certificate of incorporation provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

      In addition, our By-Laws provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "legal action"), whether such legal action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director or officer of the Registrant, or serves or served at the request of the Registrant as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. Notwithstanding the above, no indemnification will be permitted if a judgment or other final adjudication adverse to that person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The indemnification obligation of the Registrant in our By-Laws is permitted under Section 145 of the General Corporation Law of the State of Delaware.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 16.  Exhibits

Exhibit No.    Description
-----------    ------------

5.1**.         Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*.         Consent of Amper, Politziner & Mattia P.A.

23.2** Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

--------------------
*  previously filed
** filed herewith

Item 17.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports file with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Caldwell, State of New Jersey, on November 9, 2001.

                                    GREG MANNING AUCTIONS, INC.

                                    By: /s/ Greg Manning
                                       -------------------------------------
                                    Name:  Greg Manning
                                    Title: President, Chief Executive
                                           Officer and Chairman of the Board
                                           of Directors

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Manning, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                          Date
---------                        -----                          ----

          *                      Chief Financial Officer       November 9, 2001
---------------------------      (Principal Officer)
Larry Crawford                   Financial and Accounting

/s/ Greg Manning                 Chairman of the               November 9, 2001
---------------------------      Board, President and
Greg Manning                     Chief Executive Officer
                                 and Director

          *                      Director                      November 9, 2001
---------------------------
Anthony Bongiovanni

          *                      Director                      November 9, 2001
---------------------------
Scott S. Rosenblum

          *                      Director                      November 9, 2001
---------------------------
Gregory N. Roberts

          *                      Director                      November 9, 2001
---------------------------
James M. Davin

          *                      Director                      November 9, 2001
---------------------------
Mark B. Segall

          *                      Director                      November 9, 2001
---------------------------
Esteban Perez

          *                      Director                      November 9, 2001
---------------------------
Albertino de Figueiredo


*By Mr. Manning, pursuant to a power of attorney

EXHIBIT INDEX

Exhibit No.    Description
-----------    ------------

5.1**          Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*          Consent of Amper, Politziner & Mattia P.A.

23.2** Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

----------------------
* Previously filed
**  Filed herewith


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